Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2014 Results
Net Income per Diluted Share is $3.18, up $0.10 for the Year

Erie, Pa. - February 26, 2015 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and the quarter ending December 31, 2014. Net income per diluted share was $3.18 for the full year 2014 compared to $3.08 for 2013. Net income per diluted share in the fourth quarter of 2014 was $0.48 compared to $0.67 in the fourth quarter of 2013.
“ERIE continues to achieve strong results through sound execution of our business strategy and the steadfast commitment of our Agents, Customers and Employees,” said Terry Cavanaugh, President and CEO. “As we celebrate our 90th anniversary in 2015, we are well positioned for continued long-term growth and value creation."

4Q and Total Year 2014 - Results of Indemnity Shareholder Interest
(dollars in millions)	4Q'13	4Q'14	2013	2014
Management operations	$41	$35	$209	$223
Investment operations	13	2	38	28
Income before income taxes	54	37	247	251
Provision for income taxes	18	11	84	83
Net income	$36	$26	$163	$168
Gross margin from management operations	13.2%	10.5%	16.1%	15.8%
Return on equity			23.6%	23.3%

2014 Total Year Highlights

Income from management operations before taxes increased $14 million, or 6.5 percent, in 2014 compared to the prior year.

•
Revenue from management operations increased $110 million, or 8.5 percent. Direct written premium from the property and casualty insurance operations, upon which the management fee is calculated, increased 8.6 percent for the year due to a 4.3 percent increase in policies in force and a 4.2 percent increase in the year-over-year average premium per policy at December 31, 2014.

•
Commissions increased $73 million, or 10.3 percent, in 2014 compared to the prior year primarily due to the 8.6 percent increase in direct written premium from the property and casualty insurance operations. Commission growth outpaced direct premium written growth primarily due to an increase in agent incentive costs related to profitable growth.

•
Non-commission expense increased $23 million, or 6.2 percent, in 2014 compared to 2013. Information technology costs increased $13 million, which included $6 million of professional fees, $4 million of personnel costs, and $3 million of hardware and software costs. Underwriting and policy processing costs increased $7 million due to the increased cost of underwriting reports, postage, and printing costs related to increased volume. Customer service costs increased $4 million due to an increase of $2 million in credit card processing fees and $2 million in personnel costs. All other operating costs decreased $1 million.

Income from investment operations before taxes totaled $28 million in 2014 compared to $38 million in the prior year. Earnings from limited partnerships were $11 million in 2014 compared to earnings of $22 million in 2013.
In 2014, Indemnity returned $119 million to shareholders as dividends and $20 million through share repurchases of Class A nonvoting common stock.

4Q 2014 Highlights

Income from management operations before taxes decreased $6 million, or 13.3 percent, in the fourth quarter of 2014 compared to the fourth quarter of 2013.

•	Revenue from management operations increased $28 million, or 9.1 percent, in the fourth quarter of 2014 compared to the fourth quarter of 2013.

•
Commissions increased $24 million, or 13.3 percent, in the fourth quarter of 2014 compared to the fourth quarter of 2013 primarily due to the 9.0 percent increase in direct written premium from the property and casualty insurance operations. Commission growth outpaced direct premium written growth primarily due to an increase in agent incentive costs related to profitable growth.

•
Non-commission expense increased $10 million, or 11.1 percent, in the fourth quarter of 2014 compared to the fourth quarter of 2013. Administrative and other costs increased $5 million in the quarter, primarily due to increased costs associated with the long term incentive plan and the Director’s deferred compensation plan.  These plans include a component based on Indemnity share price and the share price increased substantially during the fourth quarter of 2014. Additionally, certain employee incentive plan costs increased due to the improved underwriting results in the quarter. Information technology costs increased $3 million, which included a $1 million increase in professional fees, personnel costs and hardware and software costs. All other operating costs increased $2 million.

Income from investment operations before taxes totaled $2 million in the fourth quarter of 2014, compared to $13 million in the fourth quarter of 2013. Losses from limited partnerships were $2 million in the fourth quarter of 2014 compared to earnings of $9 million in the fourth quarter of 2013.

Webcast Information

Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on February 27, 2015. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the Webcast to download and install any necessary software. A Webcast audio replay will be available on the Investor Relations page of the Erie Insurance Group’s website by 12:30 PM ET.

About the Erie Insurance Group

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has nearly 5.0 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 and Barron’s 500 company. Erie Insurance is proud to have received the J.D. Power award for “Highest in Customer Satisfaction with the Auto Insurance Purchase Experience” two years in a row. ERIE has also been recognized by Forbes as one of America's 50 Most Trustworthy Financial Companies and is on the list of Ward's 50 Group of top performing insurance companies, which analyzes the financial performance of 3,000 property and casualty companies and recognizes the top performers for achieving outstanding results in safety, consistency and financial performance over a five-year period (2009-2013).

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

***

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein. Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Indemnity shareholder interest:

•	dependence on Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of Indemnity’s investment portfolio;

•	credit risk from the Exchange;

•	Indemnity’s ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

Risk factors related to the non-controlling interest owned by the Exchange, which includes the Property and Casualty Group and EFL:

•	general business and economic conditions;

•	dependence upon the independent agency system;

•	ability to maintain our reputation for customer service;

•	factors affecting insurance industry competition;

•	changes in government regulation of the insurance industry;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism and pandemic events;

•	the Exchange’s ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

•	the Exchange’s ability to meet liquidity needs and access capital;

•	the Exchange’s ability to maintain acceptable financial strength ratings;

•	outcome of pending and potential litigation; and

•	dependence upon the service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects Indemnity’s analysis only as of that date. Indemnity undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

4